EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Great Basin Scientific, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 18, 2015, relating to the December 31, 2014 financial statements of Great Basin Scientific, Inc., which is contained in its Form 10-K filed on February 18, 2015 with the Securities and Exchange Commission. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah
June 24, 2015